Exhibit 3.17

FILED

2008 APR-2 PM 2:52

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
JACKSONVILLE RADIATION THERAPY SERVICES, INC.

The undersigned, acting as incorporator of a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, hereby adopts the following Articles of incorporation for such Corporation:

ARTICLE I

NAME

The name of the Corporation is JACKSONVILLE RADIATION THERAPY SERVICES, INC.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The Corporation’s principal office and the mailing address of the Corporation

2234 Colonial Boulevard
Fort Myers, FL 33907

ARTICLE III
PURPOSE

The Corporation is organized for the purpose of providing radiation therapy services and transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred (100) shares of common stock, $.001 par value per share.

ARTICLE V
INITIAL BOARD OF DIRECTORS

The Corporation shall initially have four (4) directors to hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The names and addresses of the initial directors of the Corporation are:

Name	Address

Daniel E. Dosoretz, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907

James H. Rubenstein, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907

Michael J. Katin, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907

Howard M. Sheridan, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907

ARTICLE VI
INITIAL REGISTERED AGENT AND OFFICE

The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

Corporation Service Company
1201 Hays Street
Tallahassee, Florida 32301

ARTICLE VII
INCORPORATOR

The name and address of the person signing these Articles as Incorporator are:

Kathleen M. Bickelhaupt
101 E. Kennedy Blvd., Suite 2800
Tampa, FL 33602

ARTICLE VIII
INDEMNIFICATION

The Corporation shall indemnify any person who is or was a Director, Officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 2nd day of April, 2008.

/s/ Kathleen M. Bickelhaupt
Kathleen M. Bickelhaupt Incorporator

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the relevant provisions of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.                                      The name of the Corporation is JACKSONVILLE RADIATION THERAPY SERVICES, INC.

2.                                      The name and street address of the registered agent and office in the State of Florida are:

Corporation Service Company
1201 Hays Street
Tallahassee, Florida 32301

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE NAMED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

Corporation Service Company

By:	/s/ Doreen Wallace
Name:	Doreen Wallace

Doreen Wallace
Assistant Vice President

Dated: April 2, 2008

FILED

2008 APR-2 PM 2:52

SECRETARY OF STATE
TALLAHASSEE, FLORIDA